Exhibit 99.1

FOR IMMEDIATE RELEASE FEBRUARY 11, 2021
MEDIA CONTACT:	IR CONTACT:

Karen Fenwick Direct: +44 (0) 1740 608076	Kate Robertson Direct: +1 (832) 663-4656

Venator Board Appoints New Director

WYNYARD, UK – Venator Materials PLC (NYSE: VNTR) (“Venator”) announced today that Vir Lakshman has been appointed to serve as a member of its Board of Directors.

The appointment of Vir Lakshman was effective February 11, 2021. Mr. Lakshman worked for KPMG in Germany from 1999 to July 2019, where he was Head of Chemicals and Life Sciences in Germany and a Deal Advisory Partner. Prior to KPMG Mr. Lakshman held senior positions at GE Capital, including that of CFO at Budapest Bank in Hungary, and worked for Coopers and Lybrand (now PwC) in the UK and Germany. Mr. Lakshman, a UK Chartered Accountant, was appointed to serve as Chair of the Audit Committee.

Simon Turner, President and CEO of Venator, commented, “We are pleased to welcome Vir to our Board of Directors and as Chair of the Audit Committee. I look forward to working with Vir and am confident his proven track record and depth of experience will be an asset to our Board.”

About Venator

Venator is a global manufacturer and marketer of chemical products that comprise a broad range of pigments and additives that bring color and vibrancy to buildings, protect and extend product life, and reduce energy consumption. We market our products globally to a diversified group of industrial customers through two segments: Titanium Dioxide, which consists of our TiO2 business, and Performance Additives, which consists of our functional additives, color pigments, timber treatment and water treatment businesses. We operate 24 facilities, employ approximately 3,700 associates worldwide and sell our products in more than 120 countries.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements represent Venator’s expectations or beliefs concerning future events, and it is possible that the expected results described in this press release will not be achieved. These forward looking statements are subject to risks, uncertainties and other factors, many of which are outside of Venator’s control, that could cause actual results to differ materially from the results discussed in the forward looking statements, including the impacts and duration of the global outbreak of the Coronavirus Disease 2019 pandemic on the global economy and all aspects of our business, including our employees, customers, suppliers, partners, results of operations, financial condition and liquidity, global economic conditions, our ability to maintain sufficient working capital, our ability to access capital markets on favorable terms, our ability to transfer business from our Pori, Finland manufacturing facility to other sites in our manufacturing network, the costs associated with such transfer and the closure of our Pori facility, our ability to realize financial and operational benefits from our business improvement plans and initiatives, changes in raw material and energy prices, or interruptions in raw materials and energy, industry production capacity and operating rates, the supply demand balance for our products and that of competing products, pricing pressures, technological developments, legal claims by or against us, changes in government regulations, including increased manufacturing, labeling and waste disposal regulations and the classification of TiO2 as a carcinogen in the EU, the impacts of increasing climate change regulations, geopolitical events, cyberattacks and public health crises.

Any forward looking statement speaks only as of the date on which it is made, and, except as required by law, Venator does not undertake any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Venator to predict all such factors. When considering these forward looking statements, you should keep in mind the risk factors and other cautionary statements in Venator's Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC and in its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The risk factors and other factors noted therein could cause its actual results to differ materially from those contained in any forward looking statement.